Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contact:	Kendall Helm
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY EARNINGS RISE

IN THIRD QUARTER

•

Company Expects 2014 Results Near High End of Earnings-Per-Share Guidance Range of $4.25 to $4.55

•

Cameron LNG Joint Venture Breaks Ground on Louisiana Liquefaction-Export Project

SAN DIEGO, Nov. 4, 2014 – Sempra Energy (NYSE: SRE) today reported increased third-quarter 2014 earnings of $348 million, or $1.39 per diluted share, up from $296 million, or $1.19 per diluted share, in the third quarter 2013.

 For the first nine months of 2014, Sempra Energy’s earnings were $864 million, or $3.45 per diluted share, up from $719 million, or $2.89 per diluted share, in the first nine months of 2013.  Nine-month 2013 results included retroactive impacts of $77 million for the 2012 operations of San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas), based on the final California Public Utilities Commission (CPUC) General Rate Case decision issued in May 2013.  Offsetting the retroactive earnings from the General Rate Case was a $119 million charge in the second quarter 2013 related to Southern California Edison’s decision to permanently retire the San Onofre Nuclear Generating Station (SONGS).

“Based on solid financial results across all of our businesses in the third quarter and through the first nine months of the year, we are confident we will be near the high end of our 2014 earnings-per-share guidance range,” said Debra L. Reed, chairman and CEO of Sempra Energy.  “We continue to accomplish new milestones in our growth plan.  Last month, the Cameron LNG joint venture broke ground on its liquefaction-export project, which should be operational in 2018.  Our Mexican unit, IEnova, completed the first phase of the Sonora pipeline and is nearing completion of the first phase of the Los Ramones pipeline.  In addition, we will be bidding later this year on several additional pipeline projects under Mexico’s energy privatization plan.”

CALIFORNIA UTILITIES

San Diego Gas & Electric

Earnings for SDG&E in the third quarter 2014 were $157 million, compared with $129 million in the third quarter of last year, due primarily to higher CPUC base operating margin and favorable resolution of prior-years’ income tax items.

For the first nine months of 2014, SDG&E’s earnings were $379 million, compared with $285 million in the first nine months of 2013.  Excluding charges related to SONGS in both years and 2013 retroactive earnings from the General Rate Case related to 2012 operations, SDG&E’s adjusted earnings for the first nine months of 2014 were $388 million, compared with adjusted earnings of $352 million in the first nine months of 2013.

Southern California Gas Co.

Third-quarter earnings for SoCalGas were $98 million in 2014, compared with $102 million in 2013.

For the nine-month period, SoCalGas’ earnings were $256 million in 2014, compared with $266 million in 2013.  Excluding retroactive earnings from the General Rate Case related to 2012 operations, SoCalGas’ adjusted earnings in the first nine months of 2013 were $241 million.

SEMPRA INTERNATIONAL

Sempra South American Utilities

In the third quarter 2014, Sempra South American Utilities had earnings of $32 million, compared with $39 million in last year’s third quarter, due primarily to higher taxes.

For the first nine months of 2014, earnings for Sempra South American Utilities were $109 million, compared with $110 million for the first nine months of 2013.

Sempra Mexico

Third-quarter earnings for Sempra Mexico were $63 million in 2014, compared with $39 million in 2013.  The increase in quarterly earnings was due primarily to the gain on the sale of 50 percent of the first phase of the Energía Sierra Juárez wind-power project, as well as regulatory earnings from projects in construction.

For the first nine months of 2014, Sempra Mexico had earnings of $139 million compared with $96 million during the same period last year.

SEMPRA U.S. GAS & POWER

Sempra Renewables

Earnings for Sempra Renewables in the third quarter 2014 were $17 million compared with $37 million in the third quarter 2013, due primarily to $24 million in gains recorded in last year’s third quarter associated with the contribution of assets to 50-50 solar joint ventures with Consolidated Edison Development.

During the first nine months of 2014, earnings for Sempra Renewables were $63 million, up from $56 million in the same period last year.

Last month, Sempra U.S. Gas & Power put into service Broken Bow II, a 75-megawatt wind farm in Nebraska.  The power from the facility is being sold to the Nebraska Public Power District under a 25-year contract.

Sempra Natural Gas

Sempra Natural Gas had third-quarter earnings of $26 million in 2014, compared with losses of $7 million in 2013, due primarily to a Louisiana income-tax benefit.

For the first nine months of 2014, Sempra Natural Gas had earnings of $39 million, compared with $55 million in the first nine months of 2013.  Earnings in the first nine months of 2013 included a $44 million gain on the sale of half the Mesquite Power plant.

EARNINGS GUIDANCE

Sempra Energy today said that, based on results to date and the outlook for the fourth quarter, the company expects to achieve earnings near the high end of its 2014 earnings-per-share guidance range of $4.25 to $4.55.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures include adjusted earnings for the nine-month periods in 2014 and 2013 for SDG&E and 2013 for SoCalGas.  Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the third-quarter financial tables.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 9612952.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2013 revenues of more than $10.5 billion.  The Sempra Energy companies' 17,000 employees serve more than 31 million consumers worldwide.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “plans,” “estimates,”  “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “target,” “pursue,” “goals,” “outlook,” “maintain” or similar expressions, or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, U.S. Environmental Protection Agency, California Air Resources Board and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate; capital markets conditions, including the availability of credit and the liquidity of our investments; the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects; delays in the timing of costs incurred and the timing of regulatory agency authorization to recover such costs in rates from customers; inflation, interest and exchange rates; the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our California utilities’ cost of capital; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station (SONGS); weather conditions, natural disasters, catastrophic accidents, and conservation efforts; cybersecurity threats to the energy grid and the confidentiality of our proprietary information and the personal information of our customers, terrorist attacks that threaten system operations and critical infrastructure, and wars; risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight; risks that partners or counterparties will be unable or unwilling to fulfill their contractual commitments; risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest; business, regulatory, environmental and legal decisions and requirements; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through San Diego Gas & Electric Company’s electric transmission and distribution system; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements, due to insufficient market interest, unattractive pricing or other factors; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

Investors should not rely unduly on any forward-looking statement. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not the same companies as the California utilities, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not regulated by the California Public Utilities Commission. Sempra International’s underlying entities include Sempra Mexico and Sempra South American Utilities. Sempra U.S. Gas & Power’s underlying entities include Sempra Renewables and Sempra Natural Gas.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2014	2013	2014	2013
	(unaudited)
REVENUES
Utilities	$ 2,463	$ 2,223	$ 7,318	$ 6,889
Energy-related businesses	352	328	970	963
Total revenues	2,815	2,551	8,288	7,852
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(293)	(261)	(1,308)	(1,182)
Cost of electric fuel and purchased power	(680)	(537)	(1,761)	(1,461)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(163)	(120)	(427)	(325)
Other cost of sales	(42)	(47)	(122)	(144)
Operation and maintenance	(726)	(698)	(2,131)	(2,162)
Depreciation and amortization	(292)	(286)	(866)	(828)
Franchise fees and other taxes	(104)	(96)	(301)	(283)
Plant closure adjustment (loss)	―	―	13	(200)
Gain on sale of equity interests and assets	19	39	48	113
Equity earnings, before income tax	22	3	62	21
Other income, net	29	16	118	79
Interest income	6	5	15	15
Interest expense	(144)	(137)	(418)	(413)
Income before income taxes and equity earnings
of certain unconsolidated subsidiaries	447	432	1,210	1,082
Income tax expense	(71)	(117)	(291)	(327)
Equity earnings, net of income tax	7	8	22	13
Net income	383	323	941	768
Earnings attributable to noncontrolling interests	(35)	(22)	(76)	(41)
Call premium on preferred stock of subsidiary	―	(3)	―	(3)
Preferred dividends of subsidiaries	―	(2)	(1)	(5)
Earnings	$ 348	$ 296	$ 864	$ 719

Basic earnings per common share	$ 1.41	$ 1.21	$ 3.52	$ 2.95
Weighted-average number of shares outstanding, basic (thousands)	246,137	244,140	245,703	243,682

Diluted earnings per common share	$ 1.39	$ 1.19	$ 3.45	$ 2.89
Weighted-average number of shares outstanding, diluted (thousands)	250,771	249,259	250,278	248,723

Dividends declared per share of common stock	$ 0.66	$ 0.63	$ 1.98	$ 1.89

SEMPRA ENERGY
Table A (Continued)

Sempra Energy Consolidated

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS TO SEMPRA ENERGY ADJUSTED EARNINGS EXCLUDING
PLANT CLOSURE LOSS IN 2013 AND 2014 AND RETROACTIVE IMPACTS OF 2012 GENERAL RATE CASE (GRC) IN 2013 (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share exclude 1) in the nine months ended September 30, 2014, a $9 million charge to adjust the total loss from plant closure resulting from the early retirement of San Onofre Nuclear Generating Station (SONGS) (in addition to the amount recorded in the second quarter of 2013) based upon a proposed settlement agreement filed with the California Public Utilities Commission (CPUC) in April 2014; and 2) in the nine months ended September 30, 2013, a $119 million loss from plant closure and $77 million retroactive impact of the 2012 GRC for the full-year 2012. These are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2014 to 2013 and to future periods, and also as a base for projection of future compounded annual growth rate. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2014	2013	2014	2013
Sempra Energy GAAP Earnings	$ 348	$ 296	$ 864	$ 719
Add: Plant closure loss	―	―	9	119
Less: Retroactive impact of 2012 GRC for full-year 2012	―	―	―	(77)
Sempra Energy Adjusted Earnings	$ 348	$ 296	$ 873	$ 761

Diluted earnings per common share:
Sempra Energy GAAP Earnings	$ 1.39	$ 1.19	$ 3.45	$ 2.89
Sempra Energy Adjusted Earnings	$ 1.39	$ 1.19	$ 3.49	$ 3.06
Weighted-average number of shares outstanding, diluted (thousands)	250,771	249,259	250,278	248,723

San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas)

RECONCILIATION OF SDG&E AND SOCALGAS GAAP EARNINGS TO ADJUSTED EARNINGS EXCLUDING PLANT CLOSURE LOSS
AT SDG&E IN 2013 AND 2014 AND RETROACTIVE IMPACTS OF 2012 GRC AT BOTH SDG&E AND SOCALGAS IN 2013 (Unaudited)

SDG&E Adjusted Earnings exclude 1) in the nine months ended September 30, 2014, a $9 million charge to adjust the total loss from plant closure resulting from the early retirement of SONGS (in addition to the amount recorded in the second quarter of 2013) based upon a proposed settlement agreement filed with the CPUC in April 2014; and 2) in the nine months ended September 30, 2013, the $119 million loss from plant closure and $52 million retroactive impact of the 2012 GRC for the full-year 2012. These are non-GAAP financial measures. SoCalGas Adjusted Earnings for the nine months ended September 30, 2013 exclude a $25 million retroactive impact of the 2012 GRC for the full-year 2012, which is a non-GAAP financial measure. Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of SDG&E's and SoCalGas' business operations from 2014 to 2013 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to SDG&E Earnings and SoCalGas Earnings, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions)	2014	2013	2014	2013
SDG&E GAAP Earnings	$ 157	$ 129	$ 379	$ 285
Add: Plant closure loss	―	―	9	119
Less: Retroactive impact of 2012 GRC for full-year 2012	―	―	―	(52)
SDG&E Adjusted Earnings	$ 157	$ 129	$ 388	$ 352

SoCalGas GAAP Earnings	$ 98	$ 102	$ 256	$ 266
Less: Retroactive impact of 2012 GRC for full-year 2012	―	―	―	(25)
SoCalGas Adjusted Earnings	$ 98	$ 102	$ 256	$ 241

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars in millions)	2014	2013(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 667	$ 904
Restricted cash	22	24
Accounts receivable, net	1,264	1,522
Due from unconsolidated affiliates	3	4
Income taxes receivable	91	85
Deferred income taxes	452	301
Inventories	472	287
Regulatory balancing accounts – undercollected	821	556
Other regulatory assets	59	38
Fixed-price contracts and other derivatives	83	106
Asset held for sale, power plant	293	―
Other	187	170
Total current assets	4,414	3,997

Investments and other assets:
Restricted cash	10	25
Due from unconsolidated affiliate	133	14
Regulatory assets arising from pension and other postretirement
benefit obligations	435	435
Other regulatory assets	2,048	2,113
Nuclear decommissioning trusts	1,087	1,034
Investments	1,797	1,575
Goodwill	951	1,024
Other intangible assets	418	426
Sundry	1,280	1,141
Total investments and other assets	8,159	7,787
Property, plant and equipment, net	26,409	25,460
Total assets	$ 38,982	$ 37,244

Liabilities and Equity
Current liabilities:
Short-term debt	$ 1,309	$ 545
Accounts payable	1,282	1,215
Dividends and interest payable	327	271
Accrued compensation and benefits	345	376
Regulatory balancing accounts – overcollected	―	91
Current portion of long-term debt	188	1,147
Fixed-price contracts and other derivatives	49	55
Customer deposits	149	154
Other	643	515
Total current liabilities	4,292	4,369
Long-term debt	12,437	11,253

Deferred credits and other liabilities:
Customer advances for construction	144	155
Pension and other postretirement benefit obligations, net of plan assets	659	667
Deferred income taxes	3,113	2,804
Deferred investment tax credits	38	42
Regulatory liabilities arising from removal obligations	2,725	2,623
Asset retirement obligations	2,043	2,084
Fixed-price contracts and other derivatives	220	228
Deferred credits and other	1,154	1,169
Total deferred credits and other liabilities	10,096	9,772
Equity:
Total Sempra Energy shareholders’ equity	11,333	11,008
Preferred stock of subsidiary	20	20
Other noncontrolling interests	804	822
Total equity	12,157	11,850
Total liabilities and equity	$ 38,982	$ 37,244

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
(Dollars in millions)	2014	2013
	(unaudited)
Cash Flows from Operating Activities
Net income	$941	$768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	866	828
Deferred income taxes and investment tax credits	131	327
Gain on sale of equity interests and assets	(48)	(113)
Plant closure (adjustment) loss	(13)	200
Equity earnings	(84)	(34)
Fixed-price contracts and other derivatives	(19)	(25)
Other	32	23
Net change in other working capital components	(215)	(454)
Changes in other assets	28	(203)
Changes in other liabilities	42	13
Net cash provided by operating activities	1,661	1,330

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(2,320)	(1,785)
Expenditures for investments and acquisition of businesses, net of cash acquired	(192)	(21)
Proceeds from sale of equity interests and assets, net of cash sold	92	566
Proceeds from U.S. Treasury grants	―	238
Distributions from investments	15	141
Purchases of nuclear decommissioning and other trust assets	(505)	(514)
Proceeds from sales by nuclear decommissioning and other trusts	498	510
Decrease in restricted cash	156	285
Increase in restricted cash	(139)	(311)
Advances to unconsolidated affiliates	(81)	―
Other	10	(10)
Net cash used in investing activities	(2,466)	(901)

Cash Flows from Financing Activities
Common dividends paid	(450)	(452)
Preferred dividends paid by subsidiaries	(1)	(5)
Issuances of common stock	43	57
Repurchases of common stock	(38)	(45)
Issuances of debt (maturities greater than 90 days)	3,063	1,404
Payments on debt (maturities greater than 90 days)	(1,845)	(1,444)
Proceeds from sale of noncontrolling interests, net of $25 in offering costs	―	574
(Decrease) increase in short-term debt, net	(111)	81
Net distributions to noncontrolling interests	(84)	(28)
Other	(5)	15
Net cash provided by financing activities	572	157

Effect of exchange rate changes on cash and cash equivalents	(4)	―

(Decrease) increase in cash and cash equivalents	(237)	586
Cash and cash equivalents, January 1	904	475
Cash and cash equivalents, September 30	$667	$1,061

SEMPRA ENERGY
Table D

SEGMENT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions)	2014	2013	2014	2013
	(unaudited)
Earnings (Losses)
California Utilities:
San Diego Gas & Electric	$ 157	$ 129	$ 379	$ 285
Southern California Gas	98	102	256	266
Sempra International:
Sempra South American Utilities	32	39	109	110
Sempra Mexico	63	39	139	96
Sempra U.S. Gas & Power:
Sempra Renewables	17	37	63	56
Sempra Natural Gas	26	(7)	39	55
Parent and other	(45)	(43)	(121)	(149)
Earnings	$ 348	$ 296	$ 864	$ 719

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in millions)	2014	2013	2014	2013
	(unaudited)
Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 247	$ 233	$ 790	$ 679
Southern California Gas	264	181	764	521
Sempra International:
Sempra South American Utilities	36	54	126	120
Sempra Mexico	73	119	262	280
Sempra U.S. Gas & Power:
Sempra Renewables	83	69	359	135
Sempra Natural Gas	125	14	192	69
Parent and other	11	1	19	2
Consolidated Capital Expenditures and Investments	$ 839	$ 671	$ 2,512	$ 1,806

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
UTILITIES	2014	2013	2014	2013

California Utilities - SDG&E and SoCalGas
Gas Sales (Bcf)(1)	59	62	239	276
Transportation (Bcf)(1)	192	197	512	527
Total Deliveries (Bcf)(1)	251	259	751	803
Total Gas Customers (Thousands)			6,727	6,699

Electric Sales (Millions of kWhs)(1)	4,644	4,489	12,368	12,305
Direct Access (Millions of kWhs)	1,057	1,087	2,761	2,681
Total Deliveries (Millions of kWhs)(1)	5,701	5,576	15,129	14,986
Total Electric Customers (Thousands)			1,415	1,407

Other Utilities
Natural Gas Sales (Bcf)
Mexico	7	6	18	18
Mobile Gas(2)	9	8	29	29
Willmut Gas	―	―	2	2
Natural Gas Customers (Thousands)
Mexico			104	97
Mobile Gas			86	87
Willmut Gas			19	19
Electric Sales (Millions of kWhs)
Peru	1,790	1,733	5,458	5,221
Chile	696	677	2,192	2,127
Electric Customers (Thousands)
Peru			1,021	986
Chile			654	636

ENERGY-RELATED BUSINESSES

Sempra International
Power Sold (Millions of kWhs)
Sempra Mexico	1,149	1,067	3,081	2,902

Sempra U.S. Gas & Power
Power Sold (Millions of kWhs)
Sempra Renewables(3)	540	461	1,819	1,842
Sempra Natural Gas(4)	1,435	1,140	3,870	3,067

(1)	Includes intercompany sales.
(2)	Includes transportation.
(3)

Includes 50% of total power sold related to wind projects in which Sempra Energy has a 50% ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method.

(4)	Sempra Natural Gas sold one 625-megawatt (MW) block of its 1,250-MW Mesquite Power natural gas-fired power plant in February 2013.